UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                  ------------

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant (X)                     Filed by a Party other than the
                                                Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

(X)    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Sec.240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                        CLEAN DIESEL TECHNOLOGIES, INC.
                         300 ATLANTIC STREET, SUITE 702
                                STAMFORD CT 06901

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2002

                           --------------------------

To the Stockholders of Clean Diesel Technologies, Inc.:

     The Annual Meeting (the "Meeting") of Stockholders of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), will be held Tuesday, June 11, 2002, at the Army & Navy Club of London, 36 Pall Mall, St. James Square, London SW1 Y5JN, at 11:30 a.m. to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

     1.  To  elect  five  (5)  directors;
     2. To approve the reappointment of Ernst & Young LLP as independent auditors for the year 2002;
     3. To approve the amendment of the Company's 1994 Incentive Plan to authorize the grant of incentive stock options as an alternative to non-qualified stock options; and
     4. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of the total number of votes which may be cast shall constitute a quorum for the transaction of business at the Meeting.

     The Company's Annual Report for 2001 is enclosed with this Notice of Meeting and Proxy Statement.

                              By Order of the Board of Directors

                                      Charles W. Grinnell
                                          Secretary

Stamford, Connecticut
April 22, 2002


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD TO THE SENDER IN THE ENCLOSED RETURN ENVELOPE.

                        CLEAN DIESEL TECHNOLOGIES, INC.

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------


     The enclosed proxy is solicited by the Board of Directors (the "Board") of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Army & Navy Club of London, 36 Pall Mall, St James Square, London SW1 Y5JN, on Tuesday, June 11, 2002, at 11:30 a.m. and at any adjournments thereof.

     The record date with respect to this solicitation is April 15, 2002. All holders of the Company's common shares, $.05 par as of the close of business on that date are entitled to vote at the Meeting. The common shares are the only outstanding securities of the Company. According to the records of the Company's transfer agent, as of the record date the Company had 11,214,280 common shares outstanding and eligible to vote. A stockholders list as of the record date is available for inspection at the office of the Company set out in the Notice of Meeting and will be available for inspection at the Meeting.

     The quorum for the Meeting is that number of common shares representing a majority of the votes entitled to be cast. Each stockholder is entitled as of the record date to cast one vote per common share held.

     A proxy may be revoked by a stockholder at any time prior to its being voted. If a proxy is properly signed and not revoked by the stockholder, the shares it represents will be voted at the Meeting in accordance with the instructions of the stockholder. Abstentions and broker non-votes are counted in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

     Members of the Board and Executive Officers of the Company may solicit stockholders' proxies. The Company shall bear the cost of proxy solicitation, if any.

     The Company's Annual Report to Stockholders, containing financial statements reflecting the financial position and results of operations of the Company for 2001 (the "Financial Statements"), and this Proxy Statement were distributed together commencing in the week of April 22, 2002.

                              ELECTION OF DIRECTORS

     The Board proposes the election of five directors. The term of office of each director is until the 2003 Annual Meeting or until a successor shall have been duly elected or the director shall sooner resign, retire or be removed. John A. de Havilland, Derek R. Gray, Charles W. Grinnell, Jeremy D. Peter-Hoblyn and James M. Valentine, who are each incumbent directors, are the management nominees for election as directors of the Company. Each of the nominees has consented to act as a director, if elected. Should one or more of these nominees become unavailable to accept nomination or election as a director, votes will be cast for a substitute nominee, if any, designated by the Board. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of directors.

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE AGGREGATE VOTES CAST OF THE STOCKHOLDERS VOTING SHALL ELECT THE NOMINEES AS DIRECTORS, THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     The following table sets forth certain information with respect to each person nominated and recommended to be elected as directors of the Company.

Name                                 Age          Director Since
----                                 ---          --------------

John A. de Havilland                  64              1994
Derek R. Gray                         68              1998
Charles W. Grinnell                   65              1994
Jeremy D. Peter-Hoblyn                62              1994
James M. Valentine                    48              1994

     DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
     -----------------------------------------------

     JOHN A. DE HAVILLAND has been a director of the Company since its inception. Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd. from 1972 until his retirement in 1989. Except for the period of April through December 1998, Mr. de Havilland was a Managing Director of Fuel-Tech N.V. from 1987 through March 1, 2002. Fuel-Tech N.V. is a pollution control company and beneficial owner of 14.4% of the Company's common shares, including warrants and options exercisable within 60 days.

     DEREK R. GRAY has been a director of the Company since 1998. Mr. Gray has been Managing Director of S G Associates Limited, a United Kingdom fiscal advisory firm since 1971 and a director of Velcro Industries N.V. since 1974.

     CHARLES W. GRINNELL has been Vice President, General Counsel and Corporate Secretary of the Company since its inception and has held the same positions with Fuel-Tech N.V. since 1987. Mr. Grinnell, a Managing Director of Fuel-Tech N.V., is engaged in the private practice of corporate law in Stamford, Connecticut.

     JEREMY D. PETER-HOBLYN has been the President and Chief Executive Officer of the Company since its inception until March 12, 2002, when he was appointed Chairman and Chief Executive Officer. Mr. Peter-Hoblyn was a Managing Director of Fuel-Tech N.V. from 1987 through March 1, 2002.

     DAVID W. WHITWELL, 36, has served as Vice President, Chief Financial Officer and Treasurer of the Company since 1999. Mr. Whitwell had previously been Vice President and Chief Financial Officer of Primedia, Inc.'s Special Interest Magazine Division since 1996 and prior to that position had been Manager of Planning and Analysis at the Health Care Products Division of Schering Plough, Inc. since 1991.

     JAMES M. VALENTINE has been Executive Vice President and Chief Operating Officer of the Company since its inception until March 12, 2002, when he was appointed President and Chief Operating Officer. From the period 1990 through 1993, Mr. Valentine was the head of his own energy and environmental consulting firm. Mr. Valentine was a Managing Director of Fuel-Tech N.V. from 1993 through March 1, 2002.

     There are no family relationships between any of the directors or executive officers. Please also see the text below under the captions "Certain Relationships and Related Transactions."

     Mr. Ralph E. Bailey, formerly Chairman and a director of the Company, and Douglas G. Bailey, formerly a director of the Company, resigned from those positions effective March 1, 2002. Mr. Ralph E. Bailey is Chairman and Chief Executive Officer of Fuel-Tech N.V. and Mr. Douglas G. Bailey is a Managing Director of Fuel-Tech N.V.

COMMITTEES OF THE BOARD

     The standing Committees of the Board are an Audit Committee and a Compensation Committee. Messrs. Gray, de Havilland and Peter-Hoblyn are members of both committees. Mr. Gray is Chairman of the Audit Committee and Mr. de Havilland is Chairman of the Compensation Committee. Messrs. Gray and de
Havilland are independent directors. Mr. Peter-Hoblyn is an ex officio, non-voting member of these committees. Also, in 2001 the Board appointed a special purpose committee, the Placing Committee. The members of the Placing Committee were Mr. Gray, Chairman, Mr. de Havilland and Mr. Peter-Hoblyn.

     The Audit Committee is responsible for review of audits, financial reporting and compliance, accounting and internal controls policy, and recommendations to the Board regarding independent auditors and oversight of their activities. A copy of the Charter of the Audit Committee was included in the proxy statement for the 2001 annual Meeting. On March 12, 2002, the Board amended the charter to provide that director independence would be determined under the rules of the New York Stock Exchange.

     The Compensation Committee is responsible for establishing executive compensation and administering the Company's Incentive Compensation Plan.

     The Placing Committee was responsible for approving certain matters in connection with the Company's 2001 listing on the Alternative Investment Market ("AIM") of the London Stock Exchange plc and the simultaneous placing of Company common shares.

MEETINGS

     During 2001 there were six meetings of the Board of Directors of the Company, one meeting of the Compensation Committee, one meeting of the Audit Committee and one meeting of the Placing Committee. Each director of the Company attended at least 75% of Board and committee meetings of which he was a member during 2001.

INDEMNIFICATION

     Under the Certificate of Incorporation of the Company indemnification is afforded the Company's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. The Company is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of the Company, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of the Company.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The annual premium for this policy is $75,000. No sums have been paid for such indemnification to any past or present director or officer by the Company or under any insurance policy.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors on the recommendation of the Audit Committee has reappointed the firm of Ernst & Young LLP, Certified Public Accountants ("Ernst & Young"), to be the Company's independent auditors for the year 2002 and submits that reappointment to stockholders for approval. Ernst & Young has served in that capacity since 1994. A representative of Ernst & Young is not expected to be present at the London Meeting.

AUDIT  FEES

     In 2001, Ernst & Young accepted $52,000 for fees for professional services for the audit of the Company's 2001 financial statements and the reviews of the

Company's financial statements included in quarterly reports on Securities and Exchange Commission Form 10-Q filed in 2001.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     In 2001, Ernst & Young did not perform any professional services for the Company in connection with financial information systems design and implementation.

ALL  OTHER  FEES

     In 2001, Ernst & Young accepted $66,500 for all other non-audit services performed for the Company of which $65,000 was for services in connection with the Company's listing and placement of its common shares on AIM.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

     Management is responsible for the Company's internal controls and its financial reporting. The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes on behalf of the Board of Directors. In such context, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and its independent auditors.

     The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The Committee has also considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

     Based on the review and discussions referred to above. The Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

     This report has been provided by the following members of the Audit
Committee: D. R. Gray, Chairman and J. A. de Havilland.


                        AMENDMENT OF 1994 INCENTIVE PLAN

THE  PLAN

     The Company's 1994 Incentive Plan (the "Plan") was adopted by the Board and approved by the stockholders of the Company in 1994 and amended thereafter from time to time. The Plan is intended to provide a flexible structure within which the Company may utilize various compensation devices to recruit and retain key personnel. A registration statement is currently in effect with respect to the Company's common shares issuable under the Plan. The closing price of a Company's common share on April 15, 2002 was $3.00.

     Awards under the Plan may be granted in the form of non-qualified stock options, stock appreciation rights, restricted stock, performance awards, bonuses, or any other form of share-based or non-share-based award or any combination of these awards. To date only non-qualified stock options and restricted stock have been granted under the Plan.

     On March 12, 2002 the Directors resolved to amend the Plan to provide for grants of incentive stock options up to the amount of two million shares as an alternative to non-qualified stock options. The amendment does not, however, increase the overall number of shares available for grant under the Plan which remains at 17 1/2% of the outstanding shares. A proposal will be presented at the Meeting for stockholder approval of this amendment.

     Incentive stock options differ from non-qualified stock options in the tax treatment afforded under United States Internal Revenue Code of 1986, as amended (the "Code"). Please see the description under the caption "Tax Matters" below.

ADMINISTRATION;  PARTICIPATION

     The Administrator of the Plan is the Compensation Committee of the Board (see above under Board Committees of the Company). The Committee recommends awards under the Plan subject to the approval of the Board of the Company. Awards may be granted to employees, of whom there are presently seven, as well as Company officers, directors and consultants. Awards under the Plan to consultants in capital raising transactions are not permitted. Awards under the Plan will be automatically vested in the event of a change of control of the Company, as defined in the Plan.

AVAILABLE  SHARES;  LIMITATIONS

     Subject to the approval of the Board, the Administrator is authorized to grant awards, provided that total shares subject to awards shall not exceed an amount equal up to 17 1/2% of shares from time to time issued and outstanding (as of the record date, that 17 1/2% is 1,962,499 shares). Moreover, the proposal to be presented for approval at the Meeting will include a limit of two million shares that may be granted as incentive stock options. Shares subject to awards may appropriately be adjusted as a result of stock splits, recapitalizations and the like.

     No award may be outstanding for more than ten years. Share based awards at the time of grant shall have an exercise price of or be valued at not less than 100% of the fair market value of the shares on the date of the award as determined by the Administrator. Awards under the plan, unless waived by the administrator, are subject to certain restrictions on transferability. Awards may be forfeitable in certain circumstances and are exercisable at such time or times and during such periods as shall be set forth in the agreement evidencing an award.

     There are presently a total of 1,571,951 shares subject to all outstanding awards under the Plan.

AMENDMENTS

     The Board of Managing Directors may amend the Plan, which may include suspension or termination of the Plan. In the absence of shareholder approval, however, no amendment may cause the Plan to fail to comply with applicable law, regulation or rule.

TAX  MATTERS

The following summary describes the U.S. Federal income tax consequences of awards under the Plan:

     Non-Qualified Stock Options. No income will be recognized by the holder and the Company will not be entitled to a deduction at the time of grant of a non-qualified stock option ("NQO") at not less than 100% of market value. On exercise of a NQO the amount by which the fair market value of shares on the date of exercise exceeds the option price will be taxable to the holder as ordinary income and, subject to satisfying certain withholding requirements and any Code Section 162(m) deduction limitation for compensation in excess of $1 million per person, deductible by the Company. The subsequent sale of shares acquired upon exercise of a NQO will ordinarily result in a capital gain or loss.

     Incentive Stock Options. An incentive stock option ("ISO") is granted pursuant to Code Sections 421 and 422 to employees of the Company. A non-employee director or consultant is not eligible for an ISO Award. No income will be recognized by an employee at the time of the grant of an ISO at not less than 100% of market value. On exercise of an ISO no income will be recognized by the employee so long as the shares are held and not transferred for two years from the date of grant and one year from the date of exercise. If the shares are not held for these periods, the sale or transfer of the shares is a disqualifying disposition and the treatment is the same as for a NQO with the employee recognizing ordinary income as of the date of sale or transfer. A gift of the shares is a transfer constituting a disqualifying disposition. A transfer, however, of an ISO or shares obtained on exercise of an ISO to a decedent's estate is not a disqualifying disposition.

     For those ISO shares held for the above holding periods, long term capital gain on a sale of the shares on the difference between the sale price and the option exercise price and not ordinary income will be recognized. Currently the tax rate applicable to long-term capital gains is lower than the highest tax rate applicable to ordinary income.

     The amount of proceeds to which non-recognition of ordinary income and deferred recognition of capital gains is applicable on exercise of an ISO is limited to a total of all such exercises of $100,000 per year per optionee of the market value of option shares when granted. This $100,000 amount is, however, cumulative from the vesting date, so that, if in one year ISO's are not exercised, then in the next year the amount will be $200,000.

     The proceeds of an ISO when exercised, i.e. the difference between the market value of shares on the date of exercise and the exercise price, are "preference income" under the Code and the holder of an ISO may, accordingly, be subject to the Alternative Minimum Tax in the year of exercise.

     Stock Appreciation Rights. The amount of any cash or the fair market value of any stock received upon the exercise of a stock appreciation right under the Plan will be includible in the employee's ordinary income and, subject to applicable withholding requirements and any Code Section 162(m) deduction limitation, deductible by the Company.

     Restricted Stock Awards. Under Code Section 83(b), an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, by the employee. Unless a Code Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income and, subject to applicable withholding requirements and any Code Section 162(m) deduction limitation, the Company will be entitled to a deduction in the amount equal to the excess of the fair market value of the stock on the date of lapse over the amount paid, if any, by the employee for such shares. Absent a Code
Section 83(b) election any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee's ordinary income as compensation at the time of receipt.

     Performance Shares or Units. Generally, an employee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of performance shares or units. When the employee receives a distribution in respect of the performance shares or units, the fair market value of stock or cash received in payment for such awards generally is taxable to the employee as ordinary income and, subject to applicable withholding requirements and any Code
Section  162(m)  limitation,  deductible  by  the  Company.

FUTURE  AWARDS

     Future Awards under the Plan are discretionary and not currently determinable. However, if the proposed amendment of the Plan had been in effect in 2001, awards in 2001 would not have been increased. But, each of the named executive officers, who are also the current executive officers, would have received the stock option awards set out for them under the caption "Long Term" in the Summary Compensation Table below in the form of incentive stock options; the non-employee directors would have received non-qualified stock options for a total of 40,000 shares; all employees including all officers who are not the named executive officers, would have received incentive stock options for a total of 220,000 shares; and one non-employee Officer would have received a non-qualified stock option for 20,000 shares.

PROPOSED  AMENDMENT  OF  THE  PLAN

     Management is of the opinion that the tax advantaged aspects of incentive stock options are of importance to the Company's recruitment and retention of key employees. Accordingly a resolution will be presented at the Meeting to approve an amendment to the Plan to authorize Awards of up to two million shares in the form of incentive stock options as an alternative to non-qualified stock options.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of common stock as of April 15, 2002 by (i) each person known to the Company to own beneficially more than three percent of the outstanding Common;
(ii) each director of the Company; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

NAME AND ADDRESS (1)              NO. OF SHARES(2)(3)  PERCENTAGE(4)
--------------------------------  -------------------  -------------

COMMON STOCK

Beneficial Owners

Fuel-Tech N.V.(2)(5)                        1,849,972          14.4%
Waltham Forest Friendly Society             1,062,598           8.3%
Positive Securities Limited                 1,100,554           8.6%
Cadogan Settled Estates
  Shareholding Company Limited              1,059,453           8.2%

Management Owners

John A. de Havilland (2)                      150,261           1.2%
Derek R. Gray (2)                             355,835           2.8%
Charles W. Grinnell (2)                       108,454           0.8%
Jeremy D. Peter-Hoblyn(2)                     318,253           2.5%
James M. Valentine(2)                         280,990           2.2%
David W. Whitwell(2)                          125,762           1.0%

All Directors and Officers                  1,339,555          10.4%
as a Group (6 persons)(2)


  (1) The address of Fuel-Tech N.V. is Castorweg 22-24, Cura ao, Netherlands Antilles. The address of the other beneficial owners is c/o S G Associates Limited, 45 Queen Anne Street, London W1G 9JF U.K. The address of the Management Owners is c/o Clean Diesel Technologies, Inc., Suite 702, 300 Atlantic Street, Stamford, Connecticut 06901.
  (2) In addition to shares issued and outstanding, includes shares subject to options or warrants exercisable within 60 days for Fuel-Tech N.V., 25,000 shares; Mr. de Havilland, 133,817 shares; Mr. Gray, 152,302 shares; Mr. Grinnell, 93,250 shares; Mr. Peter-Hoblyn, 268,000 shares; Mr. Valentine, 260,800 shares; Mr. Whitwell, 113,400 shares; and, for all directors and officers as a group, 1,021,569 shares. The amount for Mr. de Havilland and for directors and officers as a group does not include 23,099 shares owned by his adult children as to which he disclaims beneficial ownership.
  (3) To the knowledge of the Company the owners of all shares hold sole beneficial ownership and investment power over the shares reported.
  (4) The percentages are percentages of outstanding stock and have been calculated by including, warrants and options exercisable within 60 days. In addition 3% rather than 5% is presented in accordance with standard U.K. practice.
  (5) The shares indicated for Fuel-Tech N.V. include shares held by its wholly-owned subsidiary, Platinum Plus Inc. Mr. de Havilland is a director of Cadogan Settled Estates Shareholding Company Limited and disclaims beneficial ownership of the shares held by that company.

                             EXECUTIVE COMPENSATION
                             ----------------------

     The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Mr. Jeremy D. Peter-Hoblyn, Chairman and Chief Executive Officer, Mr. David W. Whitwell, Vice President, Treasurer and Chief Financial Officer and Mr. James M. Valentine, President and Chief Operating Officer, during the fiscal years ended December 31, 2001, 2000 and 1999, the only executive officers of the Company who earned total compensation in excess of $100,000 during fiscal year 2001 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
--------------------------

                                             Annual               Long-Term
                                   ----------------------------  -----------
                                                                   Shares
                                                                 Underlying        All
                                                                   Options        Other
Name and Principal                                                 Granted    Compensation
     Position                       Year    Salary(1)  Other(2)    (#)(3)          (4)
     --------                      -------  ---------  --------  -----------  -------------

Jeremy Peter-Hoblyn                   2001    247,500    50,000      60,000              -
Chairman and Chief                    2000    240,000    50,000      75,000              -
Executive Officer                     1999    240,000    50,000      60,000              -

David W. Whitwell (5)                 2001    159,167         -      40,000          4,775
Vice President and Chief              2000    130,000         -           -          3,900
Financial Officer                     1999          -         -           -              -


James M. Valentine                    2001    243,333         -      60,000          5,250
President                             2000    215,000         -      75,000          5,200
and Chief Operating Officer           1999    215,000         -      60,000          4,800

 (1) For 2000 and 1999, $62,500 and for 2001, $10,000, of Mr. Peter-Hoblyn's salary was deferred until the Company attains gross annual revenues of $5 million.
 (2)The amounts designated "Other" were amounts accrued for the premiums on an annuity for
Mr. Peter-Hoblyn.
 (3) Options granted were Non-Qualified Stock Options without stock appreciation rights.
 (4) The amounts designated "All other" were Company matching 401(k) or profit sharing contributions.
 (5) Mr. Whitwell's employment commenced November 22, 1999.

DIRECTORS' COMPENSATION

     From April 1, 2002 the Company will provide an annual retainer of $30,000 plus associated expenses for directors who are not employees of the Company. Directors who are employees of the Company will receive no compensation for their service as directors. For 2001, the Company paid an annual retainer of $10,000 and a meeting fee of $1,000 per day for Board or committee meetings in excess of five days plus associated expenses for directors who were not employees of the Company. Also for 2001, shares of restricted Common in lieu of cash were issued on account of non-employee directors' 2001 fees: for Mr. De

Havilland, 5,035 shares; and for Mr. Gray, 6,294 shares. Such restricted shares for Mr. de Havilland were given to his adult children and he disclaims any interest in such shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Peter-Hoblyn, Chief Executive Officer, is a non-voting ex-officio member of the Compensation Committee.

                      OPTION GRANTS IN THE LAST FISCAL YEAR
                          TO NAMED EXECUTIVE OFFICERS

               NUMBER OF    % OF TOTAL                              POTENTIAL REALIZABLE
                SHARES        OPTIONS                                 VALUE OF ASSUMED
              UNDERLYING    GRANTED TO     EXERCISE OR    EXPIR-    ANNUAL RATES OF STOCK
                OPTIONS    EMPLOYEES IN    BASE PRICE     ATION      PRICE APPRECIATION
              GRANTED (#)      2001          ($/SH)       DATE        FOR OPTION TERM
              -----------  -------------  -------------  -------  ------------------------
                                                                       5%            10%
                                                                      ----          ----
NAME
----

Jeremy D.
Peter-Hoblyn       60,000            25%  $       1.965  3/14/11  $   74,147   $  187,902
David W.
Whitwell           40,000            16%  $       1.965  3/14/11  $   49,431   $  125,268
James M.
Valentine          60,000            25%  $       1.965  3/14/11  $   74,147   $  187,902


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
                          OF NAMED EXECUTIVE OFFICERS

                                   NUMBER OF    NUMBER OF
                                   SECURITIES   SECURITIES    VALUE OF      VALUE OF
                                   UNDERLYING   UNDERLYING    UNEXERCISED   UNEXERCISED
                                   UNEXERCISED  UNEXERCISED   IN-THE-MONEY  IN-THE-MONEY
               SHARES              OPTIONS AT   OPTIONS AT    OPTIONS AT    OPTIONS AT
              ACQUIRED             FISCAL YEAR     FISCAL     FISCAL        FISCAL
                 ON      VALUE        END/       YEAR-END/    YEAR-END/     YEAR-END/
NAME          EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------  --------  --------  -----------  -------------  ------------  --------------

Jeremy D.
Peter-Hoblyn         -         -      189,700         65,000  $     79,825  $        7,400
David W.
Whitwell             -         -       73,333         26,667  $      2,460  $        4,920
James M.
Valentine            -         -      182,500         65,000  $     79,825  $        7,400

      REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION POLICIES

     Compensation for executives is based on the philosophy that compensation must (a) be competitive with other businesses to attract, motivate and retain the talent needed to lead and grow the Company's business, (b) be linked to the Company's needs for strong entrepreneurial skills to commercialize and promote its products, (c) encourage executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders and (d) to conserve cash.

COMPENSATION OF EXECUTIVE OFFICERS - 2001

     The key components of the Company's executive compensation program during the last fiscal year were base salary and non qualified stock option awards under the 1994 Plan. The cash based portion of compensation is fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies and the Company's financial position. Stock options are designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods the option program encourages executives to remain in the employ of the Company. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options, if the trading price of the Company's shares increases, thus aligning their financial interests with those of the stockholders. Finally, stock options minimize the Company's cash compensation requirements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER - 2001

     The compensation of the Chief Executive Officer, Mr. Peter-Hoblyn, in 2001 was made up of base salary and stock options. (See the Summary Compensation Table above.) An accrual on account of an annuity to be purchased was also provided. The amount of base salary was fixed in 2001 in the overall business judgment of the Board considering the proper competitive level of salary to be paid in view of the Company's position and salaries paid by comparable companies. Also, in 2001 Mr. Peter-Hoblyn was awarded a non-qualified stock option for 60,000 shares under the Plan in accordance with the Company's philosophy of providing to management incentives aligned with the interests of the stockholders.

     Mr. Peter-Hoblyn's base salary for 2002 was raised to $300,000 effective March 15, 2002.

     This report has been provided by the following members of the Compensation Committee of the Board of Directors of the Company: D. R. Gray and J. A. de Havilland.

                                PERFORMANCE GRAPH

The following line graph compares (i) the Company's cumulative total return to stockholders per share of Common Stock for the five year period ending December 31, 2001 to that of (ii) the Russell 2000 index and (iii) the Standard and Poor's Specialty Chemicals Index.


            Russell 2000   S&P Specialty Chemicals Index   Environ./Specialty Chemical Tech.    CDT
12/29/1995  $      100.00  $                       100.00  $                          100.00  $100.00
12/31/1996  $      114.76  $                       107.04  $                           73.09  $ 34.00
12/31/1997  $      138.31  $                       130.30  $                           45.12  $ 34.86
12/31/1998  $      133.54  $                       146.68  $                           13.26  $ 16.07
12/31/1999  $      159.75  $                       168.17  $                           14.27  $ 25.00
12/31/2000  $      153.03  $                       149.92  $                           12.79  $ 13.43
12/31/2001  $      154.60  $                       149.92  $                           16.21  $ 30.71


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     Messrs. Peter-Hoblyn, Whitwell and Valentine have employment agreements with the Company, effective August 1, 1995 for Messrs. Peter-Hoblyn and Valentine and March 1, 2001 for Mr. Whitwell. These agreements are for indefinite terms. If canceled by the Company under circumstances that are "at will" as defined in the agreements, the Company shall continue the employee's then base salary and benefits until the employee finds other comparable employment but not for a period in excess of one year for Messrs. Peter-Hoblyn and Valentine and nine months for Mr. Whitwell. The agreements also contain provisions relating to the employees' obligations to maintain the confidentiality of the Company's proprietary information and to protect such information from competitors and to assign certain inventions to the Company.

MANAGEMENT AND SERVICES AGREEMENT

     Effective July 1995 and amended June 1996, the Company and Fuel Tech, Inc., a wholly-owned subsidiary of Fuel-Tech N.V., have entered into a Management and Services Agreement (the "Services Agreement") under which Fuel Tech Inc.'s corporate staff provide certain administrative services. The Company is assessed fees of 3% of the Company's fixed reimbursable costs for these services. The fee may be changed by mutual agreement of the Company and Fuel Tech, Inc. In 2001 a total of $70,320 was paid by the Company to Fuel Tech, Inc. on account of reimbursable costs and the fee, of which costs $67,080 was for legal services provided by Mr. Grinnell, who is an employee of Fuel Tech, Inc. and a director both of the Company and Fuel-Tech N.V. The Services Agreement may be canceled by either party on or before May 15 in any year.

CONSULTING  SERVICES

S G Associates, Limited ("S G") of which Mr. Gray is a Managing Director was paid $85,000 on account of 2001 consulting services in connection with the Company's listing on AIM and its placing of common shares.

TECHNOLOGY ASSIGNMENTS

     The Company's technology is comprised of patents, patent applications, trade or service marks, data and know-how. A substantial portion of this technology is held under assignments of technology from Fuel Tech, Inc. and Fuel Tech affiliates. The assignments provide for running royalties payable to Fuel Tech, Inc. commencing in 1998 of 2.5% of gross revenues derived from platinum fuel catalysts. The Company paid royalties of $2,874 to Fuel Tech, Inc. under these assignments in 2001. The Company may at any time terminate the royalty obligation by payment to Fuel Tech, Inc. in any year from 2002 through 2008 of amounts, depending on the year, declining from $7,636,364 in 2002 to $1,090,910 in 2008.

                                    GENERAL

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that all officers and directors of the Company were in compliance in 2001 with filing requirements relating to beneficial ownership reports under Section 16(a) of the Securities Exchange Act of 1934.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the 2003 Annual Meeting of Stockholders of the Company must be received in writing at the above address of the Company on or before December 22, 2002 and, if received thereafter, may be excluded by the Company.

OTHER BUSINESS

     Management knows of no other matters that may properly be, or are likely to be, brought before the Meeting other than those described in this proxy statement.

                           By Order of the Board of Directors


                               Charles W. Grinnell
                                  Secretary


Stamford Connecticut
April 22, 2002


THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT OF THE
COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO THE UNDERSIGNED AT THE ABOVE ADDRESS OF THE COMPANY.

STATEMENTS IN THIS PROXY STATEMENT WHICH ARE NOT HISTORICAL FACTS, SO-CALLED "FORWARD-LOOKING STATEMENTS" ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STOCKHOLDERS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND
UNCERTAINTIES, INCLUDING THOSE DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES EXCHANGE COMMISSION AND ALSO SET OUT UNDER THE CAPTION "RISK FACTORS" IN THE ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT.

PROXY                                                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS

                         CLEAN DIESEL TECHNOLOGIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2002

     The undersigned hereby appoints Jeremy D. peter-Hoblyn, Charles W. Grinnell or David W. Whitwell., acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Clean Diesel Technologies, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Army & Navy Club of London, 36 Pall Mall, St. James Square, London SW1 Y5JN, U.K. at 11:30 a.m. on Tuesday, June 11, 2002, and at any adjournments or postponements of the meeting, for the approval of the agenda items set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice of Meeting and accompanying Proxy Statement. The Board of Directors recommends a vote for election as Director of each of the nominees and for each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

                            . Fold and Detach Here .

1. To approve the election as Directors of John A. de Havilland, Derek R. Gray, Charles W. Grinnell, Jeremy D. Peter-Hoblyn and James M. Valentine.

FOR all nominees          WITHHOLD
listed above (except      AUTHORITY
as marked to the          to vote for all
contrary)                 nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

2. To approve the appointment Ernst & Young LLP as the independent auditors for the year 2002.

FOR         AGAINST       ABSTAIN

3. To approve the amendment of the 1994 Incentive Plan to authorize the grant of incentive stock options.

                                     Dated                       , 2002
                                           ----------------------


                                     -------------------------------------------


                                     -------------------------------------------
                                        (Signature  of  Shareholder)

                                     Please sign exactly as name appears.
                                     If acting as attorney, executor, trustee or in other representative capacity, insert name and title.